UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below in Item 5.07, Biocept, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved amendments to the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (the “2013 Plan”), to, among other things, increase the number of shares of the Company’s common stock available for issuance under the 2013 Plan by 4,400,000. A summary of the material terms of the 2013 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 29, 2018. That summary is qualified in its entirety by reference to the text of the 2013 Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2018, the Company held the Annual Meeting. As of May 14, 2018, the record date for the Annual Meeting, 68,213,349 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 49,727,112 shares of common stock were present in person or represented by proxy for the proposals summarized below.

Proposal 1:Election of Directors

The Company’s stockholders elected the three persons listed below to serve until the Company’s 2021 Annual Meeting of Stockholders. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Marsha A. Chandler, Ph.D.	17,476,511	2,381,739	29,868,862
Bruce A. Huebner	17,207,604	2,650,646	29,868,862
Ivor Royston, M.D.	17,411,922	2,446,328	29,868,862

Proposal 2:Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results are as follows:

Votes For	44,952,887
Votes Against	3,714,951
Abstentions	1,059,274
Broker Non-Votes	0

Proposal 3:Approval of Amendments to Amended and Restated 2013 Equity Incentive Plan, as amended

The Company’s stockholders approved amendments to the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended. The final voting results are as follows:

Votes For	14,234,582
Votes Against	4,760,356
Abstentions	863,312
Broker Non-Votes	29,868,862

Proposal 5:Authorization to adjourn the Annual Meeting

The Company’s stockholders approved the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 3 or Proposal 4. The final voting results are as follows:

Votes For	35,439,079
Votes Against	12,438,596
Abstentions	1,849,437
Broker Non-Votes	0

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 4, which sought to approve an amendment to the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:20 to 1:30. In accordance with the authority granted pursuant to the approval of Proposal 5, the Annual Meeting was adjourned prior to voting on Proposal 4 to allow additional time for voting. The Annual Meeting will reconvene at 1:00 pm Pacific Time on July 6, 2018 at the offices of the Company, located at 5810 Nancy Ridge Drive, San Diego, California 92121. During the period of adjournment the Company will continue to accept stockholder votes on Proposal 4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1

Amended and Restated 2013 Equity Incentive Plan, as amended, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: July 3, 2018	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer